Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Names Harold Zagunis as Chief Financial Officer

03/31/2014

MENLO PARK, Calif.—(BUSINESS WIRE)— TriplePoint Venture Growth BDC Corp. (the “Company”) (NYSE: TPVG), today announced that it has named Harold Zagunis as its chief financial officer. Mr. Zagunis also will continue to serve as the chief financial officer of TriplePoint Capital LLC, TPVG’s sponsor. Mr. Zagunis brings to his role at TPVG more than 28 years of public company financial and accounting experience in the financial services industry. Pursuant to the previously announced transition plan, Mr. Zagunis replaces Harold Spencer, who had been serving as the Company’s interim chief financial officer in connection with the Company’s initial public offering.

“We are pleased that Harold is joining our venture growth stage investment business,” said Jim Labe, chief executive officer and chairman of the board of TPVG and chief executive officer of TriplePoint Capital. “This is an exciting time for him to join TPVG and we look forward to his contributions in executing our strategy of investing in promising venture growth stage businesses and delivering attractive, sustainable returns for our shareholders.”

Prior to joining TriplePoint Capital, Mr. Zagunis served as a managing director of Redwood Trust, Inc., a publicly traded operating company focused on residential mortgage banking, commercial mortgage lending and investing in mortgage- and other real estate-related assets. Before serving in that role, he held a number of other senior positions at Redwood Trust, including chief risk officer and chief financial officer, from 1995 to 2011. From 1986 until 1995, Mr. Zagunis was the vice president of finance for Landmark Land Company, Inc., a publicly traded company that owned savings and loan and real estate development interests. Mr. Zagunis received BA degrees in mathematics and economics from Willamette University and an MBA from Stanford University Graduate School of Business.

“We appreciate the confidence investors have shown in us during our recent initial public offering,” said Mr. Zagunis. “There are a number of attractive opportunities before us and I am excited to take on this additional responsibility.”

About TriplePoint Venture Growth BDC Corp.

TriplePoint Venture Growth BDC Corp. (the “Company”) is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. It was formed to expand the venture growth stage business segment of its sponsor, TriplePoint Capital LLC. The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by primarily lending with warrants to venture growth stage companies focused in technology, life sciences and other high growth industries backed by a select group of leading venture capital investors. More information is available at http://www.tpvg.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition, including statements with regard to the Company’s anticipated use of the net proceeds of the offering. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including those described from time to time in the Company’s filings with the Securities and Exchange Commission, including the final prospectus that will be filed with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein, unless required to do so by law. All forward-looking statements speak only as of the time of this press release.

Source: TriplePoint Venture Growth BDC Corp.

Abernathy MacGregor

Chuck Dohrenwend, 212-371-5999

cod@abmac.com

Erica Jacobs, 415-926-7961

ej@abmac.com